Exhibit 99.1


[GRAPHIC OMITTED]Viewpoint



Contact:   Press:                          Or   Investor Relations:
           Tatyana Yemets                       Viewpoint Corporation
           Viewpoint Corporation                212-201-0800
           212-201-0821                         ir@viewpoint.com
           tyemets@viewpoint.com

          VIEWPOINT TO ACQUIRE MAKOS ADVERTISING L.P, AN AUSTIN, TEXAS
                       BASED CREATIVE AGENCY ACQUISITION
           PART OF THE UNICAST INTERNET MARKETING TECHNOLOGY STRATEGY

NEW YORK, MARCH 13, 2007- Viewpoint Corporation (NASDAQ: VWPT), a leading Internet marketing technology company today announced that it has reached an agreement to acquire MAKOS Advertising, L.P., an Austin, Texas based full service creative agency that specializes in broadcast and video advertising, branding and graphic design. Clients of MAKOS Advertising, Marketing and Design include Dell, Inc., Rodeo Austin, Sweet Success, NASCAR and others.

Named among Austin's fastest-growing companies for three years by the AUSTIN BUSINESS JOURNAL, MAKOS will enhance Viewpoint's ability to better serve clients who require cross-platform advertising support including broadcast video. Furthermore, MAKOS provides Viewpoint the opportunity to offer strategic marketing and creative services to their clients, including campaign concepting and execution, broadcast production and in-house digital advertising production services which will greatly enrich the suite of services offered by the Unicast product group.

The MAKOS acquisition also brings more than 25 new marketer direct customers to Viewpoint, significantly accelerating the Company's expansion into the marketer direct channel. MAKOS will continue to service their current customer base, but will now also offer the additional Unicast full service advertising solutions and Studio 3D solutions.

"We look forward to a bright future with Viewpoint," said Mark Turner, founder and CEO of MAKOS Advertising, L.P. "This acquisition will combine Viewpoint's heritage in visualization and online premium rich media marketing with MAKOS' creative expertise and broadcast video experience. As more marketers look to develop integrated strategies to reach their target audience through multiple mediums, we embrace the opportunity to join a company with a leadership position in the growing Internet marketing technology space."

"The MAKOS acquisition is a milestone accomplishment, which will help us capture more growth in our business as we truly become a full-service Internet Marketing Technology Company." said Patrick Vogt, CEO of Viewpoint. "A key part of our



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                                                                    Exhibit 99.1


strategy is to target local creative agencies that add value to our customers at every step of the interactive advertising supply chain. MAKOS provides us with new functional capabilities that we do not currently have, it accelerates our marketer direct strategy, and it presents us with local brand exposure and local reach. I am glad to have Mark Turner and his experienced team join Viewpoint as we grow and evolve to better serve our customers."


ABOUT VIEWPOINT

Viewpoint is a leading Internet marketing technology company, offering Internet marketing and online advertising solutions through the powerful combination of its proprietary visualization technology and a full range of campaign management services including TheStudio, Viewpoint's creative services group, Unicast, Viewpoint's online advertising group, and KeySearch, Viewpoint's search engine marketing consulting practice. Viewpoint's technology and services are behind the online presence of some of the world's most esteemed brands, including AOL, GE, Sony, and Toyota. More information on Viewpoint can be found at www.viewpoint.com.

The company has approximately 90 employees principally at its headquarters in New York City and in Los Angeles.

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FORWARD LOOKING STATEMENTS

This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in Viewpoint's filings and reports on file with the Securities and Exchange Commission.

Copyright (c) 2007 Viewpoint Corporation. All Rights Reserved. Viewpoint, Unicast, TheStudio by Viewpoint and KeySearch are trademarks or registered trademarks of Viewpoint Corporation.